Exhibit 99.1

                             Minden Bancorp, Inc.
                       415 Main Street P.O. Box 797
                       Minden, Louisiana 71058-0797
                   ____________________________________

                            318-377-0523 Telephone
                              318-377-0038 Fax
                             www.mblminden.com

                               PRESS RELEASE
                            __________________

For  Release:  Immediately                     For  Further Information:

                                               A. David Evans, President/CEO
                                               318-377-0523
                                               E-mail:  mbldavid@shreve.net


                                                              Or


                                               Becky T. Harrell, Treasurer/CFO
                                               318-377-0523
                                               E-mail:  mblbecky@shreve.net


                      MIDNEN BANCORP, INC. ANNOUNCES
                       NEW STOCK REPURCHASE PROGRAM
                      ------------------------------

     Minden, L.A. - May 11, 2005 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors has approved the commencement of its third stock repurchase program of up to an additional 29,000 shares or approximately 5% of the Company's outstanding common stock. The Company's third repurchase program will commence upon completion of its second repurchase program under which approximately 4,639 shares remain to be purchased. Repurchases will be made by the Company from time to time in open-market transactions or otherwise as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     The Company is a holding company which owns all of the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association which conducts business out of its main office located in Minden, Louisiana. At March 31, 2005, the Company had total assets of $110.1 million, total liabilities of $91.6 million and stockholders' equity of $18.5 million.